SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2) )
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                        Wells Family of Real Estate Funds
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

     1.   Amount Previously Paid:
     2.   Form, Schedule or Registration Statement No.:
     3.   Filing Party:
     4.   Date Filed:

   WELLS FAMILY
OF REAL ESTATE FUNDS

           Please fold and detach card at perforation before mailing.


                        WELLS FAMILY OF REAL ESTATE FUNDS
                            WELLS S&P REIT INDEX FUND
                         SPECIAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 2001

Wells S&P REIT Index Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Robert G. Dorsey and John F. Splain, and each of them, as Proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided on the reverse side, all shares of beneficial interest of the above Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on April 30, 2001 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated March 8, 2001.

                                        Date:__________________________

                                        NOTE:  Please  sign  exactly as your
                                        name  appears  on  this  proxy.   If
                                        signing  for  an  estate,  trust  or
                                        corporation,   title   or   capacity
                                        should be stated.  If the shares are
                                        held  jointly,  both signers  should
                                        sign,  although the signature of one
                                        will bind the other.


                                        Signature(s)   PLEASE SIGN IN THE BOX
                                        ABOVE

           Please fold and detach card at perforation before mailing.

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW, AS SHOWN, USING BLUE OR BLACK INK OR DARK PENCIL. DO NOT USE RED INK.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

     1. Authority to vote for the election of all nominees for trustee as listed below.

          Leo F. Wells III, John L. Bell, Richard W. Carpenter, Bud Carter, William H. Keogler, Jr., Donald Moss, Walter W. Sessoms, Neil H. Strickland

                                                              WITHHOLD AUTHORITY
              FOR                       WITHHOLD                TO VOTE FOR ANY
          ALL NOMINEES                ALL NOMINEES            INDIVIDUAL NOMINEE
              [ ]                         [ ]                         [ ]

          ______________________________________________________________________

          INSTRUCTION:   TO  WITHHOLD  AUTHORITY  TO  VOTE  FOR  ANY  INDIVIDUAL
          NOMINEE(S), WRITE THAT NOMINEE'S NAME ON THE LINE ABOVE.

     2. With respect to the approval or disapproval of a new sub-advisory agreement with PADCO Advisors, Inc. to become effective on May 1, 2001.

              FOR                       AGAINST                     ABSTAIN
              [ ]                         [ ]                         [ ]

     3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.

PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

[LOGO]                            WELLS FAMILY               135 Merchant Street
                                       OF                              Suite 230
                               REAL ESTATE FUNDS          Cincinnati, Ohio 45246
                                                                  (800) 282-1581

                                                                  March 15, 2001

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of the Wells S&P REIT Index Fund (the "Fund"), to be held at 10:00 a.m., Eastern time, on Monday, April 30, 2001 at the offices of the Fund's transfer agent, Ultimus Fund Solutions, LLC, 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246. Formal notice of the Meeting appears on the next page, followed by the proxy statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy in the envelope provided at your earliest convenience.

     The Board of Trustees has selected PADCO Advisors, Inc. as the new sub-advisor to the Fund. At the Meeting, you will be asked to approve the proposed Sub-Advisory Agreement with PADCO Advisors, Inc. In addition, you will be asked to consider and vote on the election of eight Trustees. After carefully considering each proposal, the Fund's Board of Trustees recommends that you vote "FOR" the proposal.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IN ORDER TO AVOID THE ADDED COST OF FOLLOW-UP SOLICITATIONS AND POSSIBLE ADJOURNMENTS, PLEASE TAKE A FEW MINUTES TO READ THE PROXY STATEMENT AND CAST YOUR VOTE. IT IS IMPORTANT THAT YOUR VOTE BE RECEIVED NO LATER THAN APRIL 27, 2001.

     We appreciate your participation and prompt response in this matter and thank you for your continued support.

                                        Sincerely,

                                        /s/ Leo F. Wells, III

                                        Leo F. Wells III
                                        President and Trustee

                       WELLS FAMILY OF REAL ESTATE FUNDS
                                 1-800-282-1581

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF WELLS S&P REIT INDEX FUND:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Wells S&P REIT Index Fund (the "Fund") will be held at the offices of the Fund's transfer agent, Ultimus Fund Solutions, LLC, 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246, at 10:00 a.m. on Monday, April 30, 2001. The purpose of the meeting is to consider and vote on the following:

     1.   Election of the Fund's Trustees.

     2. Approval of a new sub-advisory agreement with PADCO Advisors, Inc. to become effective on May 1, 2001 (NOTE: THE FUND DOES NOT PAY ANY FEES UNDER THIS AGREEMENT).

     3. Any other matters as may properly come before the meeting or any adjournments thereof.

     Shareholders of record as of the close of business on March 7, 2001 will be entitled to vote at the Meeting. The enclosed proxy is being solicited on behalf of management of the Fund.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE ADDRESS NOTED ON THE POSTPAID RETURN ENVELOPE ENCLOSED FOR YOUR USE.

                                        By order of the Board of Trustees,

                                        /s/ John F. Splain

                                        John F. Splain
                                        Secretary

Dated: March 8, 2001

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                           WELLS S&P REIT INDEX FUND
                          TO BE HELD ON APRIL 30, 2001

                                  INTRODUCTION

     The accompanying Proxy is being solicited by the management of the Fund for use at the Special Meeting of Shareholders to be held at 10:00 a.m. on April 30, 2001 and at any adjournments thereof. All costs of solicitation, including printing and mailing of this Proxy Statement and the accompanying Notice of Meeting and Proxy, the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of shares of the Fund, and supplementary solicitations to submit proxies, which may be made by mail, telephone, telegraph, e-mail and personal interviews by officers of the Fund, will be borne by the Fund. In order to obtain the necessary quorum at the Meeting, such solicitation may be made by, among others, officers and employees of the Fund, the investment adviser, the distributor, and the transfer agent of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

     The Fund has retained Management Information Services Corp. ("MIS") to solicit proxies for the Meeting. MIS is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting brokers, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of these services is approximately $3,000, and will be paid by the Fund.

     If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the full and fractional shares represented thereby (each full share is entitled to one vote and each fractional share is entitled to proportionate voting rights) will be voted in accordance with the instructions marked thereon. Except when instructions to the contrary are marked thereon with respect to a proposal, the Proxy will be voted FOR the proposals stated in the accompanying notice of meeting. All Proxies not voted, including broker non-votes, will not be counted toward establishing a quorum. Shareholders should note that while votes to ABSTAIN will count toward establishing a quorum, passage of any proposal being considered at the meeting will occur only if a sufficient number of votes are cast for the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved. On any motion for adjournment of the Meeting, even if a quorum is present, management will vote all Proxies in its discretion pursuant to Item 3 thereof. Any shareholder giving a Proxy has the right to attend the Meeting to vote his shares in person

(thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by submitting a Proxy bearing a later date or by sending written notice of revocation to the Fund prior to its exercise.

     This Proxy Statement and accompanying Proxy are being mailed to shareholders on or about March 21, 2001. The Trustees of the Fund intend to vote all of their shares in favor of the proposals described in this Proxy Statement.

     The address of the principal executive offices of the Fund is 6200 The Corners Parkway, Atlanta, Georgia 30092.

     A COPY OF THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WILL BE SENT TO YOU WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO THE FUND AT 135 MERCHANT STREET, SUITE 230, CINCINNATI, OHIO 45246, OR BY CALLING 800-282-1581.

                   OUTSTANDING SHARES AND VOTING REQUIREMENTS

     The number of shares outstanding for the Fund as of the close of business on March 7, 2001, the record date for determining shareholders entitled to receive notice of, and to vote at the Meeting and all adjournments thereof, is 7,945,503.645. Each share is entitled to one vote at the Meeting.

     As of March 7, 2001, there were no accounts that were the record owners of 5% or more of the outstanding shares of the Fund. In addition, there are no persons known to the Fund to be beneficial owners of 5% or more of the Fund's outstanding shares as of March 7, 2001. On such date, the Trustees and officers of the Fund owned in the aggregate less than 1% of the Fund's outstanding shares.

PROPOSAL NO. 1:  ELECTION OF TRUSTEES

     Eight Trustees are to be elected at the Meeting, to serve until the next shareholder meeting at which Trustees are elected, and until their successors are elected and qualified. Each of the nominees has indicated an intention to serve if elected and has consented to be named in this Proxy Statement.

     Certain of the nominees are currently Trustees of the Fund. Two of the nominees, William H. Keogler, Jr. and Neil H. Strickland, are new nominees recommended by the current Board. Each nominee is a member of the Board of Directors of Wells Real Estate Investment Trust, Inc., a real estate investment trust.

     The following table provides certain information about the nominees, including age, position, if any, with the Fund, business experience and ownership, if any, of shares of the Fund.

                                                                   SHARES OF THE
                                                                 FUND BENEFICIALLY
                                                POSITION WITH     OWNED DIRECTLY
NAME, AGE AND BUSINESS                           THE FUND AND      OR INDIRECTLY,      PERCENT
  EXPERIENCE FOR THE                              PERIOD OF             AS OF         OF SHARES
   LAST FIVE YEARS                                 SERVICE          MARCH 7, 2001    OUTSTANDING
------------------------------------------------------------------------------------------------
*Leo F. Wells III, age 57                      Trustee and       11,935.143 shares        **
  President and sole Director of Wells         President since
  Capital, Inc. (a real estate company);       1998
  President of Wells & Associates, Inc. (a
  real estate brokerage company); sole
  Director and President of Wells Management
  Company, Inc. (a property management
  company), Wells Advisers, Inc. (a non-bank
  custodian for IRAs), Wells Real Estate
  Funds, Inc. (a holding company for the
  Wells group of companies), and Wells
  Development Corporation (a company
  formed to acquire and develop commercial
  real estate properties).

John L. Bell, age 60                           Trustee              125.313 shares        **
  General Partner of JB Family LLP (an         since 1998
  investment firm); past owner and Chief
  Executive Officer of Bell-Mann, Inc. (a
  flooring company); member of the Board
  of Directors of Electronic Commerce
  Systems, Inc. and the Cullasaja Club of
  Highlands, North Carolina.

Richard W. Carpenter, age 64                   Trustee              125.313 shares        **
  President and Director of Reamark            since 1998
  Holdings Corp. (a real estate company),
  Commonwealth Oil Refining Company
  (an oil terminal); Managing Partner of
  Carpenter Properties LP (a real estate
  company); member of the Board of
  Directors of TaraCorp (a manufacturing
  company). He previously served as a
  Director of First Liberty Financial Corp.
  and First Liberty Savings Bank.

Bud Carter, age 62                             Trustee              125.313 shares        **
  Senior Vice President of The Executive       since 1998
  Committee (international management
  consultant); Board Manager of Warebase 9
  (an internet media company).

William H. Keogler, Jr., age 55                Nominee              125.313 shares        **
  Former President and Chief Exective
  Officer of Keogler, Morgan & Company, Inc.
  (a brokerage firm) and Keogler Investment
  Advisory, Inc.; member of the Board of
  Trustees of Senior Citizens Services of
  Atlanta.

                                       3

                                                                   SHARES OF THE
                                                                 FUND BENEFICIALLY
                                                POSITION WITH     OWNED DIRECTLY
NAME, AGE AND BUSINESS                           THE FUND AND      OR INDIRECTLY,      PERCENT
EXPERIENCE FOR THE                                PERIOD OF             AS OF         OF SHARES
LAST FIVE YEARS                                    SERVICE          MARCH 7, 2001    OUTSTANDING
------------------------------------------------------------------------------------------------
Donald S. Moss, age 65                         Trustee              125.313 shares        **
  Former Senior Vice President of Avon         since 1998
  Products, Inc.; member of the Board of
  Directors of The Atlanta Athletic Club.

Walter W. Sessoms, age 67                      Trustee              125.313 shares        **
  Former Group President of Bell South         since 1998
  Telecommunications; member of the
  Board of Directors of the Georgia
  Chamber of Commerce, the Atlanta
  Civic Enterprises, and the Salvation
  Army's Board of Visitors for the
  Southeast Region.

Neil H. Strickland, age 65                     Nominee              125.313 shares        **
  Senior Operations Executive of Strickland
  General Agency, Inc.; member of the
  Board of Directors of First Capital Bank.

* Mr. Wells, as an affiliated person of the Fund's investment adviser and principal underwriter, is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act").

**   Less than 1% of the outstanding shares of the Fund.

OFFICERS, TRUSTEES AND RELATED MATTERS

     No director, officer or employee of the Adviser will receive any compensation from the Fund for serving as an officer or Trustee of the Fund. Each Trustee of the Fund who is not an "interested person" of the Fund, as defined in the 1940 Act, receives from the Fund an annual retainer of $6,000, plus a fee of $125 for each meeting he attends, plus reimbursement of travel and other expenses he incurred for attending meetings. The Fund has no bonus, profit sharing, pension or retirement plans. The following table provides compensation amounts paid to nominees who are not interested persons of the Fund and who were Trustees during the fiscal year ended December 31, 2000:

                               COMPENSATION TABLE

                                   AGGREGATE          TOTAL COMPENSATION PAID
                                 COMPENSATION            TO TRUSTEES FROM
                                     FROM             THE FUND AND WELLS REAL
TRUSTEE                            THE FUND        ESTATE INVESTMENT TRUST, INC.
--------------------------------------------------------------------------------
John L. Bell                       $ 6,500                  $ 13,000
Richard W. Carpenter                 6,375                    12,750
Bud Carter                           6,500                    13,000
Donald S. Moss                       6,500                    13,000
Walter W. Sessoms                    6,500                    13,000

     Four regular meetings of the Board of Trustees were held during the fiscal year ended December 31, 2000. During that period, each of the Trustees attended at least 75% of the meetings of the Board and, if he was a member, the Audit Committee.

     The Fund's Audit Committee, which oversees the Fund's accounting and financial reporting policies and the independent audit of its financial statements, consists of the following independent Trustees: Mr. Bell, Mr. Carpenter and Mr. Sessoms. The Audit Committee met twice during the fiscal year ended December 31, 2000. The Fund's Board of Trustees has no nominating or compensation committee or any committee performing similar functions.

     The following table provides certain information about the officers of the Fund other than Leo F. Wells III, who is listed above in the table of Trustee nominees. Officers are elected annually.

    NAME, AGE AND BUSINESS                               POSITION WITH THE FUND
EXPERIENCE FOR THE LAST 5 YEARS                           AND PERIOD OF SERVICE
--------------------------------------------------------------------------------
Jill M.  Maggiore,  age 42                             Vice President since 1998
  Vice  President of Mutual Funds of Wells
  Real Estate Funds; previously a founding member, director and national sales manager of Keogler Investment Advisory, Inc.

Robert G. Dorsey, age 43                               Vice President since 2000
  Managing Director of Ultimus Fund
  Solutions, LLC (a registered transfer agent) and Ultimus Fund Distributors, LLC (a registered broker-dealer); prior to March
  1999, President of Countrywide Fund
  Services, Inc. (a mutual fund services
  company).

     NAME, AGE AND BUSINESS                                POSITION WITH THEFUND
EXPERIENCE FOR THE LAST 5 YEARS                            AND PERIOD OF SERVICE
--------------------------------------------------------------------------------
Mark J. Seger, age 39                                       Treasurer since 2000
  Managing Director of Ultimus Fund
  Solutions, LLC and Ultimus Fund
  Distributors, LLC; prior to March 1999,
  First Vice President of Countrywide Fund
  Services, Inc.

John F. Splain, age 44                                      Secretary since 2000
  Managing Director of Ultimus Fund
  Solutions, LLC and Ultimus Fund
  Distributors, LLC; prior to March 1999,
  First Vice President and Secretary of
  Countrywide Fund Services, Inc. and
  affiliated companies.

VOTING REQUIREMENT

     A plurality of all votes cast at the Meeting is sufficient to elect the Board of Trustees.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE LISTED NOMINEES.

PROPOSAL NO. 2: APPROVAL OF NEW SUB-ADVISORY
                AGREEMENT WITH RYDEX GLOBAL
                ADVISORS, INC.

BACKGROUND

     Wells Asset Management, Inc. (the "Adviser") currently serves as the investment manager to the Fund pursuant to an Advisory Agreement between the Fund and the Adviser. Under the terms of the Advisory Agreement, the Adviser provides general investment supervisory services to the Fund and manages the Fund's business affairs. The Advisory Agreement authorizes the Adviser to employ, at its own expense, one or more sub-advisers to provide day-to-day advisory services for the Fund.

     Gateway Investment Advisers, L.P. ("Gateway") is retained by the Adviser, pursuant to a Sub-Advisory Agreement (the "Present Sub-Advisory Agreement") to manage the investment and reinvestment of the assets of the Fund and to place orders for the execution of all portfolio transactions of the Fund, subject to the control and direction of the Board of Trustees and the Adviser. The controlling shareholders of Gateway are Walter G. Sall, Chairman of Gateway, and
J. Patrick Rogers, President of Gateway. Gateway's address is 3805 Edwards Road, Suite 600, Cincinnati, Ohio 45209.

     In September 2000, Gateway notified the Adviser and the Board of Trustees of its intention to terminate the Present Sub-Advisory Agreement. Gateway informed the Adviser and the Board of Trustees that its desire to terminate its relationship with the Fund was a result of a strategic decision to focus on its core business of providing investment advisory services directly to individuals and institutional investors. Gateway indicated that it would continue to serve as sub-adviser to the Fund until such time as the Adviser could make alternative arrangements for the day-to-day management of the Fund.

     After careful consideration, the Adviser, with the approval of the Board of Trustees, has selected PADCO Advisors, Inc., d/b/a Rydex Global Advisors ("Rydex") to serve as the new sub-adviser to the Fund. The 1940 Act requires that shareholders of the Fund approve the proposed sub-advisory agreement (the "New Sub-Advisory Agreement") with Rydex.

INFORMATION CONCERNING THE ADVISER

     Wells Asset Management, Inc., located at 6200 The Corners Parkway, Atlanta, Georgia 30092, is the Fund's investment manager. Leo F. Wells III is the controlling sharehold er of the Adviser, as well as its President, principal executive officer and sole director. Mr. Wells is also President and a Trustee of the Fund.

     The Fund pays the Adviser a fee computed and accrued daily and paid monthly at an annual rate of .50% of the Fund's average daily net assets. During the fiscal year ended December 31, 2000, the Fund accrued advisory fees of $167,932; however, in order to reduce the operating expenses of the Fund, the Adviser voluntarily waived $156,461 of such fees. There can be no assurance that these fee waivers will continue in the future.

     The Advisory Agreement and the Present Sub-Advisory Agreement were last approved by the Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the 1940 Act, of the Trust (the "Independent Trustees"), on December 13, 2000. The Advisory Agreement and the Present Sub-Advisory Agreement were approved by Wells Capital, Inc., as the initial shareholder of the Fund, on December 23, 1997 and became effective on January 12, 1998.

THE NEW SUB-ADVISORY AGREEMENT

     Subject to shareholder approval, the Adviser has appointed Rydex to serve as the new sub-adviser to the Fund. Rydex was founded in 1993 and provides investment advisory services to institutional and high net worth individual clients as well as to investment companies.

     Under the terms of the New Sub-Advisory Agreement, Rydex will manage the investment and reinvestment of the assets of the Fund and will place orders for the execution of all portfolio transactions of the Fund, subject to the control and direction of the Board of Trustees and the Adviser. The Adviser (not the
Fund) will pay to Rydex a fee computed and accrued daily and paid monthly at an annual rate of .20% of the value of the Fund's average daily net assets up to $100 million; .15% of such assets from 100 million to $500 million; and .10% of such assets in excess of $500 million; provided, however, that the minimum fee is $10,000 per month. The fees payable to Rydex under the New Sub-Advisory
Agreement   are  higher  than  the  fees  paid  to  Gateway  under  the  Present
Sub-Advisory Agreement. However, these fees are paid by the Adviser, not the Fund.

     If the New Sub-Advisory Agreement is approved by shareholders of the Fund, the New Sub-Advisory Agreement will become effective on May 1, 2001. The New Sub-Advisory Agreement provides that it will continue in effect for two years and from year to year thereafter, provided that its continuance is specifically approved by (1) the Board of Trustees or (2) a vote of a majority (as defined in the Investment Company Act) of the outstanding shares of the Fund. In either event, continuance of the New Sub-Advisory Agreement must also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on the continuance.

     The New Sub-Advisory Agreement may be terminated at any time upon 60 days' written notice, without payment of any penalty (1) by the Adviser, (2) by the Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, or (3) by Rydex. The New Sub-Advisory Agreement automatically terminates in the event of its assignment.

     The New Sub-Advisory Agreement provides that Rydex will not be liable for any act or omission in connection with the services that Rydex provides to the Fund or for any losses that may be sustained in the purchase, holding or sale of any security, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties of Rydex.

     The terms of the New Sub-Advisory Agreement are substantially identical in all material respects to the terms of the Present Sub-Advisory Agreement, except for the following differences:

1.   The identity of the Sub-Adviser and the effective date of the agreements.

2. The amount of compensation payable to the Sub-Adviser. The rate of fees payable by the Adviser to Rydex under the New Sub-Advisory Agreement is described above. The Adviser currently pays to Gateway, under the Present Sub-Advisory Agreement, a fee computed and accrued daily and paid monthly at an annual rate of .15% of the value of the Fund's average daily net assets up to $100 million; .10% of such assets from $100 million to $200 million; and .07% of such assets in excess of $200 million; provided, however, that the minimum fee is $3,000 per month. The Adviser paid Gateway sub-advisory fees of $50,932 with respect to the fiscal year ended December 31, 2000; if the New Sub-Advisory Agreement had been in effect during the entire fiscal year ended December 31, 2000, the Adviser would have paid sub-advisory fees of $120,000, an increase of 135%. However, these fees are paid by the Adviser, not the Fund.

3. The requirement in the New Sub-Advisory Agreement that the Sub-Adviser, rather than the Fund, will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. In addition, the New Sub-Advisory Agreement provides that such proxies will be voted in a manner deemed by Rydex, in good faith, to be in the best interests of the Fund.

4. The addition of a provision in the New Sub-Advisory Agreement stating that Rydex will indemnify the Fund and the Adviser, and each of its directors, trustees, officers, employees and agents (the "Indemnifying Parties") against and hold the Indemnifying Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Indemnifying Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of Rydex's obligations and duties under the New Sub-Advisory Agreement.

5. The addition of a provision in the New Sub-Advisory Agreement stating that if, in connection with the termination of the New Sub-Advisory Agreement, a successor to any of Rydex's duties or responsibilities under the new Sub-Advisory Agreement is designated by written notice to Rydex, Rydex shall promptly transfer all records maintained by Rydex under the New Sub-Advisory Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from Rydex's cognizant personnel in the establishment of books, records and other data by such successor.

6. The change in applicable state law governing the New Sub-Advisory Agreement to Georgia (from Ohio, under the Present Sub-Advisory Agreement). In addition, the parties under the New Sub-Advisory Agreement agree that any appropriate state court located in Fulton County, Georgia or any Federal court located in Atlanta, Georgia shall have exclusive jurisdiction of any case or controversy arising under or in connection with the New Sub-Advisory Agreement and shall be in a proper forum in which to adjudicate such case or controversy. The parties to the New Sub-Advisory Agreement consent to the jurisdiction of such courts.

     The New Sub-Advisory Agreement is attached as Exhibit A. The description in this Proxy Statement of the New Sub-Advisory Agreement is only a summary.

     If the New Sub-Advisory Agreement is not approved by shareholders of the Fund, Gateway will continue to serve as the sub-adviser to the Fund pursuant to the terms of the Present Sub-Advisory Agreement until the Adviser is able to identify and retain a different sub-adviser or otherwise provide alternative arrangements for the day-to-day management of the Fund's investments.

INFORMATION CONCERNING RYDEX

     Rydex is a registered investment adviser located at 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850. Albert P. Viragh, Jr. is the controlling shareholder and principal executive officer of Rydex.

     The directors of Rydex are Albert P. Viragh, Jr. and Amanda C. Viragh. Mr. Viragh is the Chairman of the Board, President and Treasurer of Rydex; the Chairman of the Board and President of Rydex Funds (registered investment companies); the Chairman of the Board, President and Treasurer of PADCO Service Company, Inc. (a registered transfer agent); the Chairman of the Board, President and Treasurer of PADCO Advisors II, Inc. (a registered investment adviser); and the Chairman of the Board, President and Treasurer of Rydex Distributors, Inc. (a registered broker-dealer). Ms. Viragh serves as Secretary of Rydex and PADCO Advisors II, Inc. and as Secretary and Assistant Treasurer of PADCO Service Company, Inc.

EVALUATION BY THE BOARD OF TRUSTEES

     On March 14, 2001, the Board of Trustees, including all of the Independent Trustees, unanimously approved the New Sub-Advisory Agreement, subject to the required shareholder approval described in this Proxy Statement.

     In determining to recommend approval of the New Sub-Advisory Agreement to shareholders of the Trust, the Independent Trustees separately and the entire Board of Trustees considered the following information:

     o Information about the operations of Rydex, including information regarding the performance of other index funds managed by Rydex; and

     o Information about the background and experience of the investment advisory personnel of Rydex and the nature and quality of services expected to be rendered to the Fund by the Adviser and Rydex.

     The Board of Trustees further considered that the fees to be paid by the Adviser under the New Sub-Advisory Agreement, although higher than the fees currently paid by the Adviser under the Present Sub-Advisory Agreement, are the obligation of the Adviser and will not impact the level of expenses paid by the Fund. In other words, shareholders will not pay higher expenses due to the higher fees under the New Sub-Advisory Agreement. The Trustees determined that the retention of Rydex to provide advisory services to the Fund will not materially affect the level or quality of investment advisory services currently provided to the Fund.

VOTING REQUIREMENT

     If a quorum (more than 50% of the Fund's outstanding shares) is represented at the Meeting, the vote of a majority of the outstanding shares of the Fund is required for approval of the New Sub-Advisory Agreement. The vote of a majority of the outstanding shares, for purposes of Proposal No. 2, means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NEW SUB-ADVISORY AGREEMENT.

INFORMATION CONCERNING THE FUND'S OTHER SERVICE PROVIDERS

     Wells Investment Securities, Inc. (the "Underwriter"), an affiliate of the Adviser, is the principal underwriter of the Fund and, as such is the exclusive agent for distribution of shares of the Fund. The Underwriter is obligated to sell the shares on a best efforts basis only against purchase orders for the shares. Shares of the Fund are offered to the public on a continuous basis. The Underwriter receives commissions on sales of the Fund's shares. During the fiscal year ended December 31, 2000, the Underwriter earned $42,419 from underwriting and broker commissions on the sale of Class A shares of the Fund and, in addition, the

Underwriter collected $2,621 and $493 in contingent deferred sales loads on redemptions of Class B and Class C shares, respectively. The Underwriter is located at 6200 The Corners Parkway, Atlanta, Georgia 30092.

     Ultimus Fund Solutions, LLC provides administrative services, accounting and pricing services, and transfer agent and shareholder services to the Fund. Ultimus Fund Solutions, LLC is located at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246.

                             SHAREHOLDER PROPOSALS

     The Fund has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may under certain conditions be included in the Fund's proxy statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund's proxy material must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in its proxy material because there are other requirements in the proxy rules relating to such inclusion. You should be aware that the Fund generally does not hold annual meetings of shareholders.

                                 OTHER MATTERS

     Management knows of no other matters to be brought before the Meeting. However, if any other matters come before the Meeting, the persons named in the enclosed Proxy will vote proxies that do not contain specific restrictions in accordance with their best judgment on such matters.

                                        By Order of the Board of Trustees,

                                        /s/ John F. Splain

                                        John F. Splain
                                        Secretary

Dated: March 8, 2001

     IF YOU CANNOT ATTEND THE MEETING, YOU ARE URGED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                                                       EXHIBIT A
                                                                       ---------

                             SUB-ADVISORY AGREEMENT

PADCO Advisors, Inc.
d/b/a Rydex Global Advisors
9601 Blackwell Road, Suite 500
Rockville, MD 20850

Ladies and Gentlemen:

     Wells Family of Real Estate Funds (the "Trust"), an Ohio business trust, is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and is subject to the rules and regulations promulgated thereunder. The Trust currently offers one series of shares to investors, the Wells S&P REIT Index Fund (the "Fund"). Each share of the Fund represents an undivided interest in the assets, subject to the liabilities, of the Fund.

     Wells Asset Management, Inc. (the "Adviser") acts as the investment adviser to the Fund pursuant to the terms of an Advisory Agreement. The Adviser shall have overall supervisory responsibility for the general management and investment of the Fund's assets and portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Fund are to be made by advisory organizations recommended by the Adviser and approved by the Board of Trustees of the Trust and the shareholders of the Fund.

     1. APPOINTMENT AS SUB-ADVISER. The Trust being duly authorized hereby appoints and employs PADCO Advisors, Inc., d/b/a Rydex Global Advisors (the "Sub-Adviser") as the discretionary portfolio manager of the Fund, on the terms and conditions set forth herein.

     2. ACCEPTANCE OF APPOINTMENT; Standard of Performance. The Sub-Adviser accepts the appointment as the discretionary portfolio manager and agrees to use its best professional judgment to make investment decisions for the Fund in accordance with the provisions of this agreement.

     3. Portfolio Management Services of Sub-Adviser. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, the Sub-Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code of 1986, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4 and the provisions of Schedule A hereto. The Sub-Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Sub-Adviser will consult with the Adviser with respect to any decision made by it with respect to the investments of the Fund.

     4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Sub-Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Fund's registration statement under the Act and the Securities Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust will provide the Sub-Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Sub-Adviser may from time to time reasonably request. The Trust retains the right, on sixty (60) days written notice to the Sub-Adviser from the Trust or the Adviser, to modify any such objectives, policies or restrictions in any manner.

     5. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have the authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser and to select the markets on or in which the transactions will be executed.

          A. In doing so, the Sub-Adviser will give primary consideration to securing the best execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with this policy, the Sub-Adviser may select brokers or dealers who also provide brokerage and research services (as those terms are defined in
Section 28 (e) of the Securities Exchange Act of 1934) to the other accounts over which it exercises investment discretion. It is understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker and dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to the other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust and the Sub-Adviser, it is not possible to place a dollar value on such information. Consistent with the Conduct

Rules of the National Association of Securities Dealers, Inc., and subject to seeking best execution, the Sub-Adviser may give consideration to sales of shares of the Fund as a factor in its selection of brokers and dealers to execute portfolio transactions of the Fund.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

     For each fiscal quarter of the Trust, the Sub-Adviser shall prepare and render reports to the Adviser and the Trust's Board of Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b) (9) under the Act.

          B. The Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Adviser, the Sub-Adviser or any portfolio manager of the Trust without the prior written approval of the Adviser. The Adviser agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Adviser or the Sub-Adviser.

     6. TRANSACTION PROCEDURES. All transactions will be consummated by h payment to or delivery by the Fund's custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust all investment orders for the Fund placed by it with brokers and dealers. The Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. It shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

     7. PROXIES. The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. Such proxies will be voted in a manner deemed by the Sub-Adviser, in good faith, to be in the best interests of the Fund.

     8. REPORTS TO THE SUB-ADVISER. The Trust will provide the Sub-Adviser with such periodic reports concerning the status of the Fund as the Sub-Adviser may reasonably request.

     9. FEES FOR SERVICES. For the services provided to the Fund, the Adviser (not the Fund) shall pay the Sub-Adviser a monthly fee equal to the annual rate of .20% of the value of the Fund's average daily net assets up to $100,000,000,
 .15% of such assets from $100,000,000 to $500,000,000 and .10% of such assets in excess of $500,000,000; provided however, that the minimum fee is $10,000 per month. Pursuant to the provisions of the Advisory Agreement between the Trust and the Adviser, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of the Sub-Adviser's fees solely from the Adviser. The Sub-Adviser agrees to pay the compensation of any persons rendering any services to the Fund who are officers, directors or employees of the Sub-Adviser.

     10. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Trust acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the timing or nature of action taken with respect to the Fund, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at the time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

     11. CERTIFICATE OF AUTHORITY. The Trust, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund, the Adviser and/or the Sub-Adviser.

     12.  INDEMNIFICATION.

          A. The Adviser and the Trust, on behalf of the Fund, will indemnify the Sub-Adviser and its directors, officers, employees and agents ("Sub-Adviser Parties") against and hold the Sub-Adviser Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action, or suit which results from any action taken, omitted or suffered to be taken by the Sub-Adviser Parties in their reasonable judgment, in good faith and believed by them to be authorized or within the discretion or rights or powers conferred upon them by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust or the Adviser, provided however that such acts or omissions shall not have resulted from the Sub-Adviser Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

          B. The Sub-Adviser will indemnify the Trust, on behalf of the Fund, and the Adviser and each of its directors, trustees, officers, employees and agents ("Fund Parties") against and hold the Fund Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Sub-Adviser Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

          C. The obligations of the parties under this paragraph shall survive the termination of this Agreement. Nothing in this paragraph 12 shall be construed in a manner inconsistent with Sections 17(h) and (i) of the Act.

     13. CONFIDENTIALITY. Subject to the duty of the Sub-Adviser, the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Sub-Adviser and the Trust in respect thereof.

     14. ASSIGNMENT. No assignment of this Agreement shall be made by the Sub-Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Sub-Adviser shall notify the Trust and the Adviser in writing sufficiently in advance of any proposed change of control, as defined in
Section 2 (a) (9) of the Act, as will enable the Trust and the Adviser to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser.

     15. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

          A. The Sub-Adviser has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund as contemplated hereby.

          B. The Trust will deliver to the Sub-Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

          C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by applicable laws and regulations.

     16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

          A. The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940.

          B. The Sub-Adviser will maintain, keep current and preserve on behalf of the Trust, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Sub-Adviser agrees that such records are the property of the Trust, and will be surrendered to the Trust promptly upon request.

          C. The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Adviser or the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code of 1986 and applicable state securities laws.

          D. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the President or a Vice President of the Sub-Adviser shall certify to the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Sub-Adviser shall submit to the Trust the reports required to be made to the Sub-Adviser by Rule 17j-1 (c) (1).

          E. The Sub-Adviser will immediately notify the Trust and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9
(a) of the Act or otherwise.

     17. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser, the Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     18. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in full force and effect for two (2) years from the date hereof, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     19. TERMINATION. This Agreement may be terminated by any party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other. In the event that in connection with the termination of this Agreement, a successor to any of Sub-Adviser's duties or responsibilities under this Agreement is designated by written notice to Sub-Adviser, Sub-Adviser shall promptly transfer all records maintained by Sub-Adviser under this
Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from Sub-Adviser's cognizant personnel in the establishment of books, records and other data by such successor.

     20. SHAREHOLDER LIABILITY. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. The Sub-Adviser agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

     21. USE OF NAME. Neither the Adviser nor the Trust nor the Fund will use the Sub-Adviser's name or the names of its affiliates in any sales literature or other material in a manner not approved by the Sub-Adviser before such use; provided however, that the Sub-Adviser hereby consents to all such uses of the Sub-Adviser's name or the names of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the Securities and Exchange Commission or a state securities commission.

     22. DEFINITIONS. As used in paragraphs 14 and 18 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

     23. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Georgia. The parties agree that any appropriate state court located in Fulton County, Georgia or any Federal Court located in Atlanta, Georgia shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be in a proper forum in which to adjudicate such case or controversy. The parties hereto consent to the jurisdiction of such courts.

WELLS ASSET MANAGEMENT, INC.            WELLS FAMILY OF REAL
                                        ESTATE FUNDS

By:__________________________           By:______________________________
Title: President                        Title: President
Date:_________________ , 2001           Date:_____________________ , 2001


                                   ACCEPTANCE
                                   ----------

     The foregoing Agreement is hereby accepted.

                                        PADCO ADVISORS, INC.
                                        d/b/a RYDEX GLOBAL ADVISORS

                                        By:______________________________

                                        Title:___________________________

                                        Date:_____________________ , 2001

                                   SCHEDULE A

                  RECORDS TO BE MAINTAINED BY THE SUB-ADVISER
                  -------------------------------------------

     1. (Rule 31a-1 (b) (5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Sub-Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

          A.   The name of the broker;

          B. The terms and conditions of the order and of any modification or cancellation thereof;

          C.   The time of entry or cancellation;

          D.   The price at which executed;

          E.   The time of receipt of a report of execution; and

          F. The name of the person who placed the order on behalf of the Fund.

     2. (Rule 31a-1 (b) (9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

          A.   Shall include the consideration given to:

               (i)  The sale of shares of the Fund by brokers or dealers.

               (ii) The  supplying of services or benefits by brokers or dealers to:

                    (a)  The Trust;

                    (b)  the Adviser;

                    (c)  the Sub-Adviser;

                    (d)  any other portfolio adviser of the Trust; and

                    (e)  any person affiliated with the foregoing persons.

               (iii)Any   other   consideration   other   than   the   technical
                    qualifications of the brokers and dealers as such.

          B.   Shall show the nature of the services or benefits made available.

          C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

          D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

     3. Such other accounts, books and other documents as are required to be maintained by registered investment companies by Rule 31a-1 under the Act or by registered investment advisers by rules adopted under
          Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Fund.